Exhibit 10.7
FORM OF
EVERUS CONSTRUCTION GROUP, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
I.    PURPOSE
The Board of Directors of Everus Construction Group, Inc. (the “Company”) established this Deferred Compensation Plan for Directors (the “Plan”) in connection with the distribution of all of the Company’s common stock to the stockholders of MDU Resources Group, Inc. (“MDU”) in 2024, pursuant to the Separation and Distribution Agreement between the Company and MDU entered into in connection with such distribution (the “Spin-Off”). The Plan is effective as of the date on which the Spin-Off occurs (the “Distribution Date”) and shall continue until terminated by the Board of Directors of the Company, subject to the provisions of Article XI, below.
The purpose of this Plan is to aid the Company in attracting and retaining as members of the Board of Directors of the Company (“Directors”) persons whose abilities, experience and judgment can contribute to the continued progress of the Company. The Plan will provide a method of deferring compensation to the Directors.
In connection with the Spin-Off and pursuant to the terms of an Employee Matters Agreement entered into by and between the Company and MDU, the Company and the Plan assumed all the obligations and liabilities of MDU and its subsidiaries under the MDU Deferred Compensation Plan for Directors (the “MDU Director DCP”) with respect to Transferred Directors (as such term is defined in the Employee Matters Agreement) so that any benefits due under the MDU DCP with respect to a Transferred Director or beneficiaries of a Transferred Director will now be the responsibility of the Company and this Plan. Any benefits due under the MDU Director DCP with respect to a Transferred Director or Beneficiaries of a Transferred Director will now be the responsibility of the Company and this Plan. All service of a Transferred Director recognized under the MDU Director DCP shall be recognized under this Plan. All distribution elections and designation of Beneficiaries made under the MDU Director DCP by a Transferred Director and in effect as of immediately prior to the Distribution Date shall continue to apply and shall be administered under the Plan until such election or designation expires or is otherwise changed or revoked in accordance with the terms of the Plan. All valid domestic relations orders filed with the MDU Director DCP as of immediately prior to the Distribution Date with respect to the benefits of a Transferred Director shall continue to apply under the Plan.
II.    DEFINITIONS
A.    Beneficiary. “Beneficiary” means the person or persons designated as such in accordance with Article X.

B.    Change in Control. “Change in Control” means the earliest of the following to occur: (a) any person (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) (“Person”) or group (as that term is defined in Treasury Regulations Section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (b) any Person or group (as that term is defined in Treasury Regulations Section 1.409A-3(i)(5)(v)(B)) acquires ownership of the stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company (this part (b) applies only when there is a transfer of stock of the Company and the Company’s stock remains outstanding after the transaction); (c) a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company; or (d) any Person or group (as that term is defined in Treasury Regulations Section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
Notwithstanding anything contained herein to the contrary, no transaction or event shall constitute a Change in Control for purposes of the Plan unless the transaction or event constitutes a change in the ownership of a corporation (as defined in Treasury Regulations Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulations Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulations Section 1.409A-3(i)(5)(vii)) and the term Change in Control shall be interpreted in a manner consistent with the proper interpretation of the similar provisions in the Section 409A Treasury Regulations.
C.    Code. “Code” means the Internal Revenue Code of 1986, as amended.
D.    Compensation. “Compensation” means any cash retainer, meeting fees and any other cash compensation payable to Eligible Directors by the Company for services as a Director.
E.    Deferral Amount. “Deferral Amount” means the Compensation Participants elect to defer and have credited to their Deferred Compensation Accounts.
F.    Deferred Compensation Account. “Deferred Compensation Account” means the account maintained on the books of account of the Company for each Participant pursuant to Article VI.
G.    Disability. “Disability” means those circumstances where the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

H.    Effective Date. “Effective Date” means the Distribution Date, the date on which the amendment and restatement of the Plan became effective.
I.    Eligible Director. “Eligible Director” means those Directors of the Company who are not employees of the Company.
J.    Investment Units. “Investment Units” has the meaning defined in Article VI.B.
K.    Market Price. “Market Price” means the average of the highest and lowest transaction prices for the Company’s common stock on the New York Stock Exchange for a given day.
L.    Participant. “Participant” means an Eligible Director participating in the Plan in accordance with the provisions of Article IV and any Transferred Director who participated in the MDU Directors DCP as of immediately prior to the Distribution Date.
M.    Separation from Service. “Separation from Service” means a Participant’s separation from service (as that term is used in Section 409A(a)(2)(A)(i) of the Code) with the Company.
III.    ADMINISTRATION OF THE PLAN
The Board of Directors shall be the sole administrator of the Plan.
The Board of Directors may from time to time establish rules and regulations for the administration of the Plan.
All determinations of the Board of Directors, irrespective of their character or nature, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive upon all parties. Without limiting the generality of the foregoing, the determination of the Board of Directors as to whether a Participant has had a Separation from Service and the date thereof shall be final, binding and conclusive upon all persons.
The Company and/or the Board of Directors may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties hereunder or with respect to any claim, action or proceeding or any other matter, and shall not be liable for any action taken or not taken by it in good faith pursuant to the advice of such counsel.
The Chairman, at the direction of the Board of Directors, shall be responsible for maintaining books and records for the Plan and adopting standard forms for such matters as Beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan. Such books and records shall only be open for examination by a Participant or his duly designated Beneficiary to the extent that they specifically involve the Deferred Compensation Account created for his benefit or any payments which are to be made to him or his Beneficiary hereunder. Each Participant or his duly designated Beneficiary shall be notified no less frequently than annually of the balance in his account.

Neither the Board of Directors nor any member of the Board of Directors nor the Company nor any other person who is acting on behalf of the Board of Directors or the Company shall be liable for any act or failure to act hereunder except for gross negligence or fraud.
IV.    PARTICIPATION
All Eligible Directors, including any person who becomes a Director after the Effective Date, shall be Participants in the Plan.
Each Participant in the Plan shall have the right to elect to defer the payment of all or any part of his Compensation, with such Deferral Amount to be payable at the time or times and in the manner hereinafter stated.
Each Participant who elects to defer the payment of all or any part of his Compensation shall execute and deliver to the Board of Directors a “Notice of Election.” Such Notice will specify the percentage of Compensation to be deferred and, if a Beneficiary designation has not been made or the Participant wishes to change an existing Beneficiary designation, the Beneficiary designations of the Director.
Except as provided in the last sentence of this paragraph, a Notice of Election shall be valid only if it is delivered prior to the first day of the calendar year in which the services giving rise to the Compensation being deferred are to be performed. A Participant’s Notice of Election shall become irrevocable as of the last date the Notice of Election could be delivered or such earlier date as may be established by the Board of Directors. A Participant may revoke or change a Notice of Election at any time prior to the date the election becomes irrevocable, subject to such restrictions as the Board of Directors may establish from time to time. Any such revocation or change shall be made in a form and manner determined by the Board of Directors. In the first calendar year in which a Participant becomes eligible to participate in the Plan, the Participant may execute and deliver a Notice of Election within thirty (30) days of the date the Participant first becomes eligible to participate in the Plan, with respect to Compensation that would be paid for services to be performed after the election.
V.    VESTING OF DEFERRED COMPENSATION ACCOUNT
A Participant’s interest in his Deferred Compensation Account shall vest immediately with regard to Deferral Amounts and earnings thereon.
VI.    ACCOUNTS AND VALUATIONS
A.    Deferred Compensation Accounts. The Board of Directors shall establish and maintain a separate Deferred Compensation Account for each Participant. The Participant’s Deferral Amount shall be credited to the Participant’s Deferred Compensation Account quarterly on the last business day of March, June, September, and December in amounts as nearly equal as possible.

B.    Conversion to Investment Units. At the time a Deferral Amount or dividend equivalent under Article VII is credited to the Deferred Compensation Account, it shall be converted to Investment Units, by dividing the amount credited by the Market Price of the Company’s stock on the last trading day immediately preceding the date the amount is credited. Fractional share Investment Units will be maintained in the Account. The Investment Units initially credit to the Deferred Compensation Account of a Transferred Director on the Distribution Date shall be determined by adjusting the investment units credited to the Transferred Director’s deferred compensation account under the MDU Directors DCP immediately prior to the Distribution Date in accordance with the adjustment methodology set forth in the Employee Matters Agreement.
VII.    DIVIDEND EQUIVALENTS
If a dividend is paid on the common stock of the Company, an equivalent amount shall be credited to the Participant’s Deferred Compensation Account for each Investment Unit in the Participant’s Deferred Compensation Account on the dividend record date. Crediting of any such dividend equivalents shall occur on the dividend payment date. Such amounts shall be converted to additional Investment Units, pursuant to Article VI.B.
VIII.    DISTRIBUTION
A.    Conversion of Investment Units to Dollars. When a Participant has a Separation from Service, dies, or experiences a Disability, Investment Units in the Participant’s Deferred Compensation Account shall be converted into dollars, on the dates set forth below, based on the Market Price of the Company’s common stock on the date of conversion. If the New York Stock Exchange is not open that day, then it shall be the Market Price on the next day the New York Stock Exchange is open. Participants shall remain eligible to receive dividend equivalents pursuant to Article VII with respect to any Investment Units that have not been converted into dollars as of the dividend record date.
B.    Payment. During the first week (the “Payment Commencement Week”) of the first full month that begins at least six months after the date of the Participant’s Separation from Service, death or Disability (the “Payment Commencement Month”), 20 percent of the value of the Investment Units credited to the Participant’s Deferred Compensation Account shall be converted to dollars and paid to the Participant in equal monthly payments over a one-year period, with the first such monthly payment made during the Payment Commencement Week and the following monthly payments made during the first week of each of the next 11 months. During the first week of the 12th month following the Payment Commencement Month, 25 percent of the remaining value of the Investment Units credited to the Participant’s Deferred Compensation Account shall be converted to dollars and paid to the Participant in equal monthly payments over a one-year period, with the first such monthly payment made during that week and the following monthly payments made during the first week of each of the next 11 months. During the first week of the 24th month following the Payment Commencement Month, 33 1/3 percent of the remaining value of the Investment Units credited to the Participant’s Deferred Compensation Account shall be converted to dollars and paid to the Participant in equal monthly payments over a one-year period, with the first such monthly payment made during that week and the following monthly payments made during the first week of each of the next 11 months. During the first week of the 36th month following the Payment Commencement Month, 50 percent of the remaining value of the Investment Units credited to the Participant’s Deferred Compensation Account shall be converted to dollars and paid to the Participant in equal monthly payments over a one-year period, with the first such monthly payment made during that week and the following monthly payments made during the first week of each of the next 11 months. During the first week of the 48th month following the Payment Commencement Month, the remaining balance of the Participant’s Deferred Compensation Account shall be converted to dollars and paid to the Participant in equal monthly payments over a one-year period, with the first such monthly payment made during that week and the following monthly payments made during the first week of each of the next 11 months. For avoidance of doubt, if a dividend is paid on the common stock of the Company, an equivalent amount shall be credited to Participants’ Deferred Compensation Accounts pursuant to Article VII with respect to any Investment Units that have not been converted into dollars as of the dividend record date. No interest will be paid on amounts in the Deferred Compensation Accounts.
C.    Change in Control. The terms of this Article VIII.C shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of the Plan.
Upon a Change in Control, all Investment Units in a Participant’s Deferred Compensation Account shall be multiplied by the Market Price of the Company’s common stock on such day. If the New York Stock Exchange is not open on that day, then it shall be the Market Price on the next day the New York Stock Exchange is open. The dollar value of the Investment Units contained in each Participant’s Deferred Compensation Account shall be paid out immediately thereafter to the Participant (a “Change in Control Payment”).
IX.    TAX WITHHOLDING UPON DISTRIBUTION
To the extent required by law, the Company shall withhold from payments made hereunder any taxes required to be withheld by the federal or any state or local government.
X.    BENEFICIARY DESIGNATION
Each Participant shall have the right at any time to designate any person or persons as Beneficiary or Beneficiaries (both principal and contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution of the deferred amounts under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Board of Directors during the Participant’s lifetime on a form provided by the Board of Directors.
The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

If a Participant fails to designate a Beneficiary as provided above or if the Beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the distribution of such benefits shall be made to the Participant’s estate.
XI.    AMENDMENT AND TERMINATION OF PLAN
A.    Amendment. The Company may at any time amend the Plan in whole or in part, provided, however, that except as provided in Article XI.B., no amendment shall act to reduce the benefits under the Plan payable to any Participant with respect to any Deferral Amount credited to the Participant’s Deferred Compensation Account prior to the date of the amendment. Written notice of any amendments shall be given to each Participant.
B.    Termination of Plan.
1.    Company’s Right to Terminate. The Board of Directors may at any time terminate the Plan.
2.    Payments Upon Termination. To the extent consistent with the rules relating to plan terminations and liquidations in Treasury Regulations Section 1.409A-3(j)(4)(ix) or otherwise consistent with Section 409A of the Code, the Board of Directors may provide that, without the prior written consent of Participants, the Investment Units recorded in the Participants’ Deferred Compensation Accounts shall be converted into dollars pursuant to Article VIII.A and all of the Participants’ Deferred Compensation Accounts shall be distributed in a lump sum upon (or as soon as is permitted following) termination of the Plan. Unless so distributed, in the event of a Plan termination, the Company shall continue to maintain the Deferred Compensation Accounts until distributed pursuant to the terms of the Plan and Participants shall remain 100% vested in all amounts credited to their Deferred Compensation Accounts.
XII.    MISCELLANEOUS
A.    Unsecured General Creditor. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any specified assets of the Company. Any and all of the Company’s assets shall be and remain general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise of Company to pay money in the future.
B.    No Right to Nomination or Reelection. Establishment of this Plan and the participation by any person shall not be construed to confer any right on the part of such person to be nominated for reelection, or to be reelected, to the Board of Directors of the Company.

C.    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
D.    Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of any amounts hereunder. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.
E.    Gender, Singular and Plural. Wherever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.
F.    Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
G.    Applicable Law. This Plan shall be construed, administered and governed in accordance with the laws of the State of North Dakota.
H.    Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.
I.    Notice. Any notice or filing required or permitted to be given to the Board of Directors shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
J.    Section 409A. It is intended that this Plan will comply with Section 409A of Code and any regulations and guidelines issued thereunder, to the extent the Plan is subject thereto, and the Plan shall be interpreted accordingly.